UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2014

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On May 28, 2014, the U.S. District Court for the Western District of Oklahoma approved and entered the consent decree (the “Consent Decree”) between LSB Industries, Inc. (the “Company”); four of the Company’s subsidiaries: El Dorado Chemical Co., Cherokee Nitrogen Co., Pryor Chemical Co. (“PCC”), and El Dorado Nitrogen, L.P.; and the U.S. Environmental Protection Agency (“EPA”), the U.S. Department of Justice, the Alabama Department of Environmental Management, and the Oklahoma Department of Environmental Quality (“ODEQ”). The Consent Decree resolves certain previously reported issues relating to (a) a complaint by the EPA under Section 114 of the Clean Air Act as to construction and modification activities at our chemical facilities located in El Dorado, Arkansas (the “El Dorado Facility”), Cherokee, Alabama (the “Cherokee Facility”), and Baytown, Texas (the “Baytown Facility”), and (b) ODEQ’s allegations of non-compliance relating to federal and state air quality regulations at PCC’s facility located in Pryor, Oklahoma (the “Pryor Facility’). The complaint originally arose from a national enforcement initiative in which the EPA sent information requests to most, if not all, of the operators of nitric acid plants in the United States, as well as an ODEQ inspection of the Pryor Facility conducted in December 2012.

As previously reported, the Consent Decree was signed by the parties in January 2014, to settle this matter and provides, among other things, the following:

• all of our Chemical Business’ nitric acid plants are to achieve certain emission limits within a certain time period for each plant. In order to achieve these emission limits, five of our Chemical Business’ nine nitric acid plants will require additional pollution control technology equipment to achieve the emission limits agreed upon. Currently, we have already completed necessary modifications at three of our Chemical Business’ existing nitric acid plants. A fourth nitric acid plant, Baytown Facility, was already meeting the emission limits. The cost of the necessary pollution control equipment is estimated to range from $2.0 million to $3.0 million for each of the remaining five nitric acid plants, the cost of which will be capitalized when incurred;

• our Chemical Business will provide a reforestation mitigation project that is unrelated to our emissions or activities and will not be located at one of our plant sites, which we estimate will cost approximately $150,000 and have included this amount in our accrued liabilities for environmental matters; and

• a civil penalty will be paid by our Chemical Business in the amount of $725,000 (which includes a $100,000 civil penalty to the ODEQ for certain alleged non-compliance relating to compliance with federal and state air quality regulations). We previously included this amount in our accrued liabilities for environmental matters.

The Consent Decree does not resolve the previously reported and ongoing investigation by ODEQ into whether the Pryor Facility was in compliance with certain rules and regulations of the ODEQ and whether PCC’s reports of certain air emissions relating primarily to 2011 were intentionally reported incorrectly to the ODEQ. As of the date of this report, the Company is not aware of any recommendations made or to be made by the ODEQ with respect to formal legal action to be taken or recommended as a result of this ongoing investigation.

A copy of the Consent Decree is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Consent Decree, dated May 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2014

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance and Chief Financial Officer